EXHIBIT 10.1

AMENDMENT AND WAIVER dated as of September 17, 2001 (this “Amendment and Waiver”) to the Credit Agreement dated as of April 19, 2001 (the “Credit Agreement”) by and among VEECO INSTRUMENTS INC. a Delaware corporation (the “Company”), FLEET NATIONAL BANK, a national banking association, as Administrative Agent and as a Lender, THE CHASE MANHATTAN BANK, a New York banking corporation, as Syndication Agent and as a Lender, HSBC BANK USA, a national banking association organized under the laws of the United States of America, as Documentation Agent and as a Lender, and the other Lenders party thereto.

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein, and the Lenders have agreed to amend such provisions of the Credit Agreement;

WHEREAS, the Company has requested that the Lenders waive compliance with certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein, and the Lenders have agreed to grant such Waivers.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.             Amendments.

(a)           Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition therein immediately before the definition of “Affiliate”:

“AE Closing Date” shall mean the date on which the Company acquires substantially all of the business of Applied Epi, Inc.”

(b)           Section 7.13(c) of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

“(c)         Consolidated Quick Ratio.  Permit the Consolidated Quick Ratio to be less than the amounts set forth below for the applicable period:

Period	Ratio
Closing through the AE Closing Date	1.10:1.00

The AE Closing Date through December 30, 2001	0.80:1.00

December 31, 2001 through March 30, 2002	0.90:1.00

March 31, 2002 through September 29, 2002	1.00:1.00

September 30, 2002 and thereafter	1.10:1.00

2.             Waiver

Compliance by the Company with Section 7.06 (Loans and Investments) of the Credit Agreement is hereby waived solely with respect to the Company having completed the acquisition of Applied Epi, Inc.

3.             Fee.

In consideration of the agreement of the Lenders to the execution and delivery of this Amendment and Waiver by the Administrative Agent, the Company shall pay a fee of $5,000 to each Lender that has consented to the execution of this Amendment.  Such fee shall be paid to the Administrative Agent for the benefit of such Lenders on or before September 24, 2001.

4.             Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

The waivers and amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred under the Credit Agreement.

The Company hereby represents and warrants that (a) after giving effect to this Amendment and Waiver the representations and warranties by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties have been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing.

This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Waiver. This Amendment and Waiver shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

This Amendment and Waiver shall constitute a Loan Document.

This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Lenders, have caused this Amendment and Waiver to be duly executed by their duly authorized officers, all as of the day and year first above written.

VEECO INSTRUMENTS INC.

By:_____________________________
Name:
Title:

FLEET NATIONAL BANK,
as Administrative Agent

By:_____________________________
Name:
Title: